EXHIBIT 10.2

                              FOR IMMEDIATE RELEASE
March 2, 2007

                             TRANSBOTICS CORPORATION
              ANNOUNCES SIGNIFICANT INCREASE IN BANK LINE OF CREDIT


         CHARLOTTE, NC, MARCH 2, 2007. TRANSBOTICS CORPORATION (OTC BULLETIN BOARD SYMBOL "TNSB.OB") WWW.TRANSBOTICS.COM announced that it has entered into a new revolving line of credit with Wachovia Bank, NA that increased it borrowing capacity from $750,000 to $1,000,000. The principal terms of the Promissory Note are as follows:

1. The maximum available loan amount is $1,000,000 2. The line is secured by assets of the Corporation
3. The interest rate is LIBOR (London Interbank Offered Rate) plus two (2) percent 4. The loan is a demand note which is reviewed annually

Management is pleased with the agreement terms, which it announced are adequate for the Company's current financing needs. Claude Imbleau, the company's president said, "This increase is a good match for the Company's current growth objectives and liquidity needs. We appreciate the confidence Wachovia has shown in our company with this increase in our credit facility." Imbleau noted that the LIBOR plus two percent formula historically has generated interest rates lower than the US prime rate, the interest rate under the previous facility.

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is an automation solutions integrator that manufactures, integrate, installs and supports various automation technologies including: AGVs, robots, end of arm tooling, vision systems, batteries, chargers, motors and other related products.

Transbotics provides unique automation solutions to a variety of industries, including automotive (tier one supplier), food and beverage, paper and allied products and publishing, entertainment, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.

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For further information contact:

Claude Imbleau
CEO & President
704/362-1115

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